UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 11, 2011, PulteGroup, Inc (the “Company”) held its 2011 Annual Meeting of Shareholders. The following matters were considered and acted upon, with the results indicated below.

	Shares Voted For	Shares Withheld	Broker Non-Votes
Election of Directors
Brian P. Anderson (a)	292,638,760	4,431,640	42,676,484
Cheryl W. Grisé (a)	289,677,557	7,392,843	42,676,484
Patrick J. O’Leary (a)	289,679,200	7,391,200	42,676,484
Thomas M. Schoewe (a)	288,328,507	8,741,893	42,676,484

(a)	Elected to serve a one-year term expiring in 2012.

The following directors have terms of office that will expire in 2012 or 2013 and accordingly, were not up for election at our Annual Meeting of Shareholders held on May 11, 2011:

2012	2013
Debra J. Kelly-Ennis	Richard J. Dugas, Jr.
Bernard W. Reznicek	David N. McCammon
Timothy R. Eller (b)	James J. Postl

(b)	Mr. Eller will cease to serve as a director upon the expiration of his consulting agreement with the Company in August 2011.

	For	Against	Abstaining	Broker Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	333,364,177	5,875,529	507,178	—

Advisory vote on executive compensation	225,175,842	70,951,328	943,230	42,676,484

Independent Chairman of the Board proposal	99,458,825	192,222,135	5,389,440	42,676,484

Performance-based options proposal	105,740,966	185,914,983	5,414,451	42,676,484

Proposal requesting cumulative voting in the contested election of directors	89,778,822	206,884,415	407,163	42,676,484

	1 Year	2 Years	3 Years	Abstaining	Broker Non-Votes
Advisory vote on the frequency with which an advisory vote on executive compensation should be held	266,681,780	481,546	29,580,576	326,498	42,676,484

The Board of Directors recommended and, consistent with the shareholder vote, has decided that the advisory vote on executive compensation be held on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date: May 13, 2011	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President, General Counsel and Secretary

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